Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-141344, 33-67114, 333-17695 and 333-21372 on Form S-8 of AMREP Corporation and in Registration Statement No. 333-141861 on Form S-3 of AMREP Corporation of our report dated July 18, 2017 relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2017.

/s/ RSM US LLP

Davenport, Iowa
July 18, 2017